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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ________________________


                                   FORM 8-KSB
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  December 30, 1997


                      COTTON VALLEY RESOURCES CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                Ontario, Canada
                 (State or Other Jurisdiction of Incorporation)


                0-28814                                98-0164357
        (Commission File Number)        (I.R.S. Employer Identification Number)


8350 N. Central Expressway, Suite M2030
             Dallas, Texas                               75206

(Address of Principal Executive Offices)               (Zip Code)


                                 (214) 363-1968
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)


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                  INFORMATION INCLUDED IN REPORT ON FORM 8-KSB

ITEM 5.  OTHER EVENTS.

PRIVATE PLACEMENT OF SECURITIES

         On December 30, 1997, Cotton Valley Resources Corporation, an Ontario, Canada corporation (the "Company"), closed the private placement of US$4,320,000 of its 7% Secured Convertible Debentures to a group of eight investment firms led by a Fort Worth, Texas institutional energy investor. Initial funds were used to complete the acquisition of two recently rebuilt well servicing rigs and related transportation and service equipment for a total cost of US$1.2 million. The remainder of the funds are scheduled to be used, with commercial bank financing now under negotiation, for the pending acquisition by the Company of producing oil and gas wells in the Zama Lake area of the Province of Alberta, Canada and equipment purchases.

         The convertible debentures have a term of four years and are secured by current and future equipment purchases and, upon completion of the Zama acquisition, a second lien interest in the acquired properties. The debentures are convertible into a maximum of 2.4 million shares of Common Stock and warrants to purchase approximately 600,000 shares of Common Stock at prices related to the market at the time of conversion, with limits on rights to convert if the market falls below a floor price of US$1.80 per share. The conversion price is the lesser of US$2.70 per share or 90% of the average of the three lowest closing bid prices during the ten trading days prior to the notice of conversion. During any thirty-day period, any investor may not convert more than 10% of his original debentures at a conversion price less than the floor price; and the Company may elect to redeem (for a 10% premium) any debentures tendered for conversion at any price below the floor price. The Company is obligated to file a registration statement with the U.S. Securities and Exchange Commission within 30 business days after the closing to register approximately 3 million shares of Common Stock to be issued to the investors upon conversion of the debentures and exercise of the warrants.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COTTON VALLEY RESOURCES CORPORATION
                                        (Registrant)


                                        By:  /s/ Eugene A. Soltero
                                            --------------------------------
                                             EUGENE A. SOLTERO, Chairman
                                             of the Board and Chief
                                             Executive Officer
Dated:   January 7, 1998

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